UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2012

TF FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-24168	74-2705050
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Penns Trail, Newtown, Pennsylvania	18940
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (215) 579-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

TF FINANCIAL CORPORATION
INFORMATION TO BE INCLUDED IN THE REPORT

Section 1  Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On December 28, 2012, TF Financial Corporation (the “Company”), the parent company of 3rd Fed Bank, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Roebling Financial Corp, Inc. (“Roebling”), the parent company of Roebling Bank, under which the Company will acquire Roebling for approximately $14.5 million in stock and cash.

Under the Merger Agreement, Roebling will merge with and into the Company (the “Merger”) after which Roebling Bank will merge with and into 3rd Fed Bank.  Each outstanding share of Roebling common stock will be converted into the right to receive $8.60 per share or 0.3640 shares of the Company’s common stock, at the election of Roebling shareholders, subject to proration.  The aggregate cash consideration to be paid pursuant to the Merger Agreement must not exceed 50% of the total merger consideration (including any cash paid in connection with the Roebling options and any shares held by the employee stock ownership plan and not allocated to participant accounts). Cash will be paid in lieu of fractional shares at a value based on the average closing sale price of the Company’s common stock for the twenty trading days immediately prior to the closing date.

All Roebling stock options, whether or not vested, will be canceled at the effective time of the Merger in exchange for a cash payment equal to the positive difference (if any) between $8.60 and the exercise price of the stock option.  In the event of a greater than 15% decline in market value of the Company’s common stock immediately prior to the announcement of the Merger, which percentage decline exceeds any decline in the NASDAQ Bank Index from its starting point by more than 15%, Roebling may be able to terminate the Merger Agreement unless the Company increases the number of shares into which Roebling common stock may be converted.

The Merger is intended to qualify as a tax-free reorganization for federal income tax purposes.  As a result, the shares of Roebling exchanged for the Company’s shares will be transferred on a tax-free basis.   The Merger is expected to close during the second or third quarter of 2013.  If the Merger is not consummated under certain circumstances, Roebling has agreed to pay the Company a termination fee of $650,000.

The Merger Agreement provides for an increase in the size of the board of directors of 3rd Fed Bank by one member.  John J. Ferry, Roebling’s Board Chairman will join the board of 3rd Fed Bank.   Directors and executive officers of Roebling were also required to enter into voting agreements concurrent with the execution of the Merger Agreement (collectively, the “Support Agreements,” each a “Support Agreement”).  A form of Support Agreement is attached hereto as Exhibit 2.2.  The Support Agreements provide that each director or executive officer of Roebling will vote his or her shares (other than shares held in a fiduciary capacity) in favor of approval of the Merger Agreement.

The Merger Agreement contains usual and customary representations and warranties that the Company and Roebling made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and Roebling, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms.  Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between the Company and Roebling rather than establishing matters as facts.

The Merger Agreement also contains certain customary closing conditions, including approval by Roebling’s shareholders and applicable banking regulatory authorities.  As a further condition to the consummation of the Merger, Roebling’s adjusted shareholders’ equity (as such term is defined in the Merger Agreement) must not be less than $15,250,000 as of the effective time.  It is also a condition of the Company’s obligation to close the Merger that Roebling’s total non-performing assets (defined as non-accrual loans, accruing troubled debt restructurings (with certain exceptions), loans past due 90 days or more and still accruing and other real estate owned) must not exceed $3,750,000 as of the last day of the month prior to the month in which the effective time of the Merger is expected to occur and net loan charge-offs during the period from the date of the Merger Agreement to the effective time must not exceed $1,000,000.

The foregoing summary of the Merger Agreement and Support Agreements is qualified in its entirety by reference to the complete text of such documents, which are filed as Exhibits 2.1 and Exhibit 2.2 (form of) to this Current Report on Form 8-K and which are incorporated herein by reference in their entirety.

Section 8  Other Events

Item 8.01             Other Events.

The Company also issued a press release on December 28, 2012 announcing the signing of the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9  Financial Statements and Exhibits

Item 9.01             Financial Statements and Exhibits.

(d)   Exhibits

2.1          Agreement and Plan of Merger, dated December 28, 2012, by and among TF Financial Corporation, Roebling Financial Corp, Inc., 3rd Fed Bank and Roebling Bank.

2.2          Form of Support Agreement.

99.1        Press Release, dated December 28, 2012.

Important Additional Information.

In connection with the Merger, the Company will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Roebling and a prospectus of the Company (the “Proxy Statement/Prospectus”), which will be mailed to Roebling’s shareholders, as well as other relevant documents concerning the Merger.  SHAREHOLDERS OF ROEBLING ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION RELEVANT TO MAKING A VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MERGER.

When available, a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about the Company and Roebling, may be obtained at the SEC’s website at www.sec.gov.  You will also be able to obtain these documents, free of charge, from the Company on its website at www.thirdfedbank.com or from Roebling on its website at www.roeblingbank.com/investor.htm.

The Company and Roebling and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Roebling in connection with the Merger.  Information about the directors and executive officers of Roebling and their ownership of Roebling common stock is set forth in  Roebling’s Form 10-K, as filed with the SEC on December 19, 2012, and on Forms 3, 4 and 5 subsequently filed with the SEC by its officers and directors.  Information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the proxy statement related to the Company’s 2012 annual meeting of shareholders, as filed with the SEC on March 27, 2012, and on Forms 3, 4 and 5 subsequently filed with the SEC by its officers and directors.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the solicitation of proxies may be obtained by reading the Proxy Statement/Prospectus when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Cautionary Statement Regarding Forward-Looking Statements.

Certain statements made in this Current Report on Form 8-K and in the attached press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements related to the timing of the closing of the Merger, availability of future resources, improvement in operating efficiency, impact on earnings and statements about the ability of Company management to lead the combined company.  Although the Company and Roebling believe that their expectations with respect to such forward-looking statements are based upon reasonable assumptions based on existing knowledge, the material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: the inability to close the Merger in a timely manner; the inability to complete the Merger due to the failure to obtain stockholder approval and adoption of the Merger Agreement and approval of the Merger or the failure to satisfy other conditions to completion of the Merger, including required regulatory and other approvals; the failure of the transaction to close for any other reason; the possibility that the integration of Roebling’s business and operations with those of the Company may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Roebling’s or the Company’s existing businesses;  the challenges of integrating and retaining key employees; and other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the Proxy Statement/Prospectus to be mailed to Roebling’s shareholders.

Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, those described in the cautionary language included under the heading “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the year ended December 31, 2011 and documents subsequently filed by the Company with the SEC, including the Company’s Form 10-Qs for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 and in Roebling’s Form 10-K for the year ended September 30, 2012 and documents subsequently filed by Roebling with the SEC.  Readers are strongly urged to read the full cautionary statements contained in these materials.  All of these documents are or will be available at the SEC’s website at www.sec.gov.  Neither the Company, nor Roebling assume any duty to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TF FINANCIAL CORPORATION

Date:	December 28, 2012	By:	/s/ Kent C. Lufkin
Kent C. Lufkin
President and Chief Executive Officer
(Duly Authorized Representative)